Exhibit 2.2


                            SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated for reference the 31st day December, 2001 between MicroAccel, Inc., a company incorporated under the laws of the State of Utah (the "Company"), Network Lifestyle Radio Corp., a company incorporated under the laws of the State of Delaware ("NLR"), and the undersigned shareholder of NLR (the "Undersigned").

WHEREAS:

A. The Undersigned owns that number NLR Shares as set out next to his/its name on the execution page of this Agreement;

B. The Company desires to acquire all of the issued and outstanding common stock of NLR in exchange for Shares of the Company, subject to the terms set forth in this Agreement; and

C. The Undersigned proposes to exchange all of his/its shares in the capital of NLR for Shares of the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1    INTERPRETATION

1.1  Definitions:  In  this  Agreement  and in any schedules and amendments, the
     -----------
     following terms shall have the meanings set forth below unless the context otherwise requires:

     (a) "Agreement" means this Agreement including the Schedules attached as the same may be amended or supplemented from time to time;

     (b) "Closing" means the completion of the sale and purchase of the NLR Shares as provided for in this Agreement;

     (c) "Closing Date" means February 11, 2002 or such earlier or later date as determined by NLR and the Company;

     (d)  "Effective  Date"  means  February  11,  2002.

     (e) "Encumbrances" means and includes, whether or not registered or recorded, any and all:

          (i) mortgages, assignments of rent, liens, licences, leases, charges, security interests, hypothecs, and pledges whether fixed or floating against property (whether real, personal, mixed, tangible or intangible), or conditional sales contracts or title retention agreements or equipment trusts or financing leases relating thereto, or any subordination to any right or claim of others in respect thereof;

          (ii) claims, interests and estates against or in proper (whether real, personal, mixed, tangible or intangible) including easements, rights-of-way servitudes or other similar rights in property granted to or reserved or taken by any person or any governmental body or authority;

          (iii) any option, or other right to acquire, or acquire any interest in, any property; and


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
          (iv) other encumbrances of whatsoever nature and kind against property (whether real, personal, mixed, tangible or intangible);

     (f) "Exchange Shares" means the Shares issued by the Company in exchange for NLR Shares.

     (g) "NLR Shares" means that number of shares of the common stock, $0.001 par value, of NLR that is set out opposite the Undersigned's name on the execution page hereof;

     (h) "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization or a government agency or instrumentality;

     (i) "Place of Closing" means the offices of Dorsey & Whitney LLP, 1420 Fifth Avenue, Suite 3400, Seattle, Washington;

     (j) "Registrable Securities" means the Exchange Shares issued to NLR shareholders in connection with the Company's acquisition of NLR , save and except for an aggregate of 2,300,000 Exchange Shares owned directly or indirectly by the Michael C. Woodman (aka Jesse Dylan) and 1,000,000 Exchange Shares owned by Dean Mailey (the "Non-Registrable Exchange Shares") until (i) all Exchange Shares, except the Non-Registrable Exchange Shares, have been disposed of pursuant to the Registration Statement, (ii) all Exchange Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the U.S. Securities Act are met, (iii) all Exchange Shares have been otherwise transferred to persons who may trade such Securities without restriction under the U.S. Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Exchange Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the U.S. Securities Act. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Exchange Shares, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement;

     (k) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 6 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Company, exchange listing fees, NASD fees, blue sky fees and expenses, and the expense of any financial audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

     (l) "Registration Statement" means the registration statement of Form SB2, or such other form as may be available to the Company, be filed with the SEC in connection with the registration of the Registrable Securities pursuant to Section 6 hereof;

     (m)  "SEC"  means  the  United  States  Securities and Exchange Commission;

     (n)  "Selling  Shareholder"  means  holder  of  Registrable  Securities;

     (o) "Shares" means shares of common stock, $0.001 par value, of the Company;

     (p) "Timing of Closing" means 10:00 a.m. (Pacific Standard Time) on the Closing Date;

     (q) "U.S. Exchange Act" means the United States Securities and Exchange Act of 1934, as amended;

     (r) "U.S. Securities Act" means the United States Securities Act of 1933, as amended.


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
1.2  Division,  Headings,  Index:  The division of this Agreement into sections,
     ---------------------------
     subsections and paragraphs and the insertion of headings and any index provided are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3  Gender  and  Number:  Unless  the  context  otherwise  requires,  words
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     importing  the  singular  include  the  plural  and  vice  versa  and words importing  gender  include  both  genders.

1.4  Currency:  All  dollar  amounts referred to in this Agreement are stated in
     --------
     United  States  of  America  currency,  unless  otherwise expressly stated.

2    SHARE  EXCHANGE

2.1  Share  Exchange:  On  the  Closing  Date  and  subject  to  the  terms  and
     ---------------
     conditions contained in this Agreement, the Undersigned shall sell, assign and transfer and deliver to the Company all of the NLR Shares owned by the Undersigned and in exchange therefor, the Company shall issue to the Undersigned one Exchange Share for each NLR Share exchanged. The parties mutually agree that the total fair market value of the Exchanged Shares to be issued to the Undersigned is equal to the total fair market value of the NLR Shares being exchanged. The Undersigned shall deliver to the Company at Closing certificates evidencing the NLR Shares, duly endorsed for transfer or accompanied by duly executed and appropriate stock powers, and the Company shall deliver certificates evidencing the Exchange Shares as set forth in Section 2.2 of this Agreement.

2.2  Company  Shares:  The  Undersigned  directs  the  Company  to  deliver  to
     ---------------
     Michael C. Woodman (aka Jesse Dylan) at Closing share certificates representing that number of Exchange Shares shown opposite the Undersigned on the execution page of this Agreement registered in the name of the Undersigned.

2.3  Effective  Date:  Notwithstanding  the  Closing  Date,  all  transactions
     ---------------
     contemplated in this Agreement will be effective on the Effective Date and all income from the business of NLR will accrue to the benefit of the Company from the Effective Date.

3    REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE  SELLING  SHAREHOLDER

     The Undersigned represents and warrants to the Company and NLR as follows and acknowledges that the Company is relying upon such representations and warranties in connection with the exchange of the NLR Shares for the Exchange Shares:

3.1  Individual  Authority:  The  Undersigned  has the legal capacity, power and
     ---------------------
     authority to hold the NLR Shares to be owned by him on the Closing Date, to enter into this Agreement and to transfer the legal and beneficial title and ownership of the NLR Shares free of Encumbrances.

3.2  Ownership:  At  the  time  of  closing,  the  Undersigned  shall  own  that
     ---------
     number of NLR Shares as set out opposite his name on the execution page hereof.

3.3  Shareholder  Questionnaire:  The  Undersigned  shall deliver to the Company
     -------------------------
     a duly completed and executed Shareholder Questionnaire, attached as Schedule A to this Agreement.
     -----------

3.4  Delivery  of  Documents:  The  Undersigned shall deliver to the Company all
     -----------------------
     necessary transfers, assignments and other documentation to transfer to the Company the NLR Shares owned by him with good and marketable title, free of Encumbrances and without any right of set-off.


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
4    REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE  COMPANY

     The Company represents, warrants and covenants to and with the Undersigned's as follows and acknowledges that the Undersigned is relying upon such representations, warranties and covenants in connection with the exchange of the NLR Shares for the Exchange Shares:

4.1  Corporate  Status  and  Authority:  The  Company  is a valid and subsisting
     ---------------------------------
     corporation, duly incorporated and in good standing under the law of the State Utah, and is duly qualified and authorized to carry on its businesses as they are presently carried on and is in good standing as a foreign corporation and is duly qualified and authorized to carry on business in each jurisdiction in which the character of its properties or the nature of its businesses made such qualification or authorization necessary and has all requisite power and authority to carry on its business as it is now carried on and to own, lease and operate its properties and assets.

4.2  Authorization:  The  Company  has  full  corporate  power,  capacity  and
     -------------
     authority to enter into this Agreement on the terms and conditions hereof and all necessary corporate acts have been performed in order to authorize this Agreement.

4.3  Regulatory  Approval:  The  Company has complied and will comply fully with
     --------------------
     the requirements of all applicable corporate and securities laws in relation to the issue of the Exchange Shares on the exchange of the NLR Shares (subject to the accuracy of the representations of the Undersigned contained herein). The entering into and performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the articles of incorporation, bylaws or other constating documents of the Company, any shareholders' or directors' resolution or of any indenture or other agreement, written or oral, to which the Company may be a party or by which the Company may be bound or to which it may be subject or any judgment, decree, order, rule or regulation of any court or administrative body by which the Company is bound or to the knowledge of the Company, any statute or regulation applicable to the Company.

4.4  Share  Transfer  Restrictions:  No  order  ceasing or suspending trading in
     -----------------------------
     securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters or to any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened in writing by an officer or official of a competent authority.

4.5  Issued  Share  Capital:  On the Closing Date, the authorized capital of the
     ----------------------
     Company will be 200,000,000 shares, of which 4,961,543 shares will be issued and outstanding. In addition, the Company will have 100,000 stock options outstanding as of the Closing Date which may by the Time of Closing be exchanged or exercised into 100,000 Shares of the Company. The Company's issued and outstanding Shares are validly issued, fully paid and non-assessable and such Shares were issued in compliance with applicable federal and state securities laws, including but not limited to the registration requirements of Section 5 of the U.S. Securities Act or an exemption therefrom.

4.6  Fully  Paid  Shares:  Upon  completion  of the transactions contemplated in
     -------------------
     this Agreement, the Exchange Shares issued by the Company to the Undersigned will be fully paid and non-assessable shares of the common stock of the Company, and clear of all restrictions on transfer (other than restrictions under applicable securities laws or as otherwise contemplated in this Agreement), liens, charges and encumbrances.

4.7  SEC  Filings:  The  Company's Annual Report on Form 10-KSB signed on behalf
     ------------
     of the Company on March 29, 2001 has been duly filed with the SEC pursuant to the U.S. Exchange Act, and is true and correct in all material respects as at the date hereof and, except to the extent superseded by the Company's Form 10-QSB dated November 13, 2001 for the quarter ended September 30, 2001 filed with the SEC, and any subsequent quarterly or current reports filed with the SEC prior to the Closing Date, shall be true and correct in all material respects at the Closing Date.


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
4.8  Quotation:  The  Company's  Shares  are  quoted  on the NASD's OTC Bulletin
     ---------
     Board ("NASD OTCBB") and, prior to the Closing, the Company will do all necessary acts and things to maintain the quotation of the Company's Shares on the NASD OTCBB. The Company has not received notice from NASD or the SEC that the Company's Shares are ineligible for quotation on the NASD OTCBB

4.9  Board  of  Directors:  The  Company  will  appoint  Michael  C. Woodman and
     ---------------------
     Dean Mailey to its Board of Directors on Closing and will nominate them to serve as Directors to the Company's Board at the next annual general meeting of shareholders following the Closing.

4.10 Information  Statement:  The  disclosure  in  the  Information  Statement
     -----------  ---------
     dated January 23, 2002 delivered by NLR to its shareholders is true and correct with respect to the statements and disclosure pertaining to the Company.

4.11 Operations  Prior  to  Closing:  Prior  to  the  Closing  Date,  except  as
     ------------------------------
     otherwise  consented  to  or  approved  by  the  other  party  in  writing:

     (a) The Company shall not issue or sell any Shares, or issue options, warrants to purchase, conversion privileges or other rights to subscribe for or enter into any arrangements or contract with respect to any Shares, other than as contemplated or disclosed herein;

     (b) The Company shall file when due all reports required to be filed under the Exchange Act;

     (c) The Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of the Shares nor shall the Company redeem, purchase or otherwise acquire any of the Shares; and

     (d) The Company shall use its best efforts to preserve its corporate existence and business organizations intact.

5    CONDITIONS  OF  CLOSING

5.1  Conditions  of  Closing  in  Favour  of  the Company: The obligation of the
     ----------------------------------------------------
     Company to complete the exchange of the NLR Shares for the Exchange Shares is subject to the following terms and conditions for the exclusive benefit of the Company, to be fulfilled or performed at or prior to the Time of Closing or waived in whole on in part by the Company at its sole discretion without prejudice to any rights that the Company may otherwise have:

     (a)  Representations  and Warranties: The representations and warranties of
          --------------------------------
          the Undersigned contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

     (b)  Covenants:  All of the covenants and agreements of the Undersigned and
          ---------
          all other terms of this Agreement to be complied with or performed by the Undersigned at or before the Time of Closing shall have been complied with or performed;

     (c)  Shareholder  Questionnaire:  The  Undersigned  has  delivered  to  the
          --------------------------
          Company a Shareholder Questionnaire in the form attached as Schedule A to this Agreement;

     (d)  Regulatory  Consents:  There  shall  have  been  obtained,  from  all
          --------------------
          appropriate federal and state or other governmental or administrative bodies or stock exchanges, such licences, permits, consents, approvals, certificates, registrations and authorization as are required to permit the change of ownership of the NLR Shares and the transactions as contemplated herein;


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
     (e)  Indemnity Agreement: The Company has entered into a Share Exchange and
          --------------------
          Indemnification Agreement with Michael C. Woodman (aka Jesse Dylan) and Dean Mailey in a form satisfactory to the Company; and

     (f)  Shareholder Participation: The Company has entered into Share Exchange
          --------------------------
          Agreements whereby on closing such agreements, the Company will own 95% of the issued common stock of NLR.

     If any of the conditions contained in this Subsection 5.1 shall not be performed or fulfilled at or prior to the time of closing to the satisfaction of the Company, acting reasonably, the Company may, by notice to the Undersigned, terminate this Agreement and the obligations of the Undersigned, the Company under this Agreement, provided that the Company may also bring an action against the Undersigned for damages suffered by the Company where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty (as the same may be modified by a notice) by the Undersigned. Any such condition may be waived in whole or in part by the Company without prejudice to any claims it may have for breach of covenant, representation or warranty.

5.2  Conditions  of  Closing  in  Favour of the Undersigned: The exchange of the
     ------------------------------------------------------
     NLR Shares for the Exchange Shares is subject to the following terms and conditions for the exclusive benefit of the Undersigned to be fulfilled or performed at or prior to the Time of Closing:

     (a)  Representations  and Warranties: The representations and warranties of
          --------------------------------
          the Company contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

     (b)  Covenants:  All  of  the  terms,  covenants  and  conditions  of  this
          ---------
          Agreement to be complied with or performed by the Company at or before the Time of Closing shall have been complied with or performed.

If any of the conditions contained in this Subsection 5.2 shall not be performed or fulfilled at or prior to the Time of closing to the satisfaction of the Undersigned, acting reasonably, the Undersigned may, by notice to the Company, terminate this Agreement and the obligations of the Undersigned and the Company under this Agreement, provided that the Undersigned may also bring an action against the Company for damages suffered by the Undersigned where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representations or warranty by the Company. Any such condition may be waived in whole or in part by the Undersigned without prejudice to any claims they may have for breach of covenant, representation or warranty.

5.3  Parties'  Efforts:  The  parties shall use reasonable commercial efforts to
     ----------------
     satisfy  the  conditions  contained  in  Section  5.

6    REGISTRATION  STATEMENT

6.1 As soon as possible after Closing, but in any event no more than 120 days after the Closing Date, the Company will file the Registration Statement with the SEC for the purpose of qualifying the resale of the Registrable Securities in accordance with the U.S. Securities Act and will use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC.

6.2 The Company will maintain the Registration Statement or post-effective amendment filed under this Section 6 hereof effective under the U.S. Securities Act until the earlier of (i) 12 months from the first day of which the Registration Statement is effective, (ii) all Exchange Shares, except the Non-Registrable Exchange Shares, have been disposed of pursuant to the Registration Statement, (iii) all Exchange Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the U.S. Securities Act are met, (iv) all Exchange Shares have been otherwise transferred to persons who may trade such Exchange Shares without restriction under the U.S.


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
     Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (v) such time as, in the opinion of counsel to the Company, all Exchange Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the U.S. Securities Act.

6.3 The Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with such reasonable methods of disposition as may be specified in writing by the Selling Shareholders participating therein. Without limiting the foregoing, the Company in each such case will, as expeditiously as is commercially reasonable:

     (a) prepare and file with the SEC the Registration Statement to effect such registration (including such audited financial statements as may be required by the U.S. Securities Act or the rules and regulations promulgated thereunder) and use its reasonable commercial efforts to cause such registration statement to become effective, and cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration
          Statement, or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations of the SEC promulgated under the U.S. Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of all the facts and circumstances not misleading;

     (b) promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the U.S. Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until the earlier of such time as all Registrable Securities have been disposed of in accordance with the intended methods of disposition by the selling shareholder or shareholders thereof set forth in the Registration Statement or a date calculated as described in Section
          6.2  hereof;

     (c) furnish to each Selling Shareholder any prospectus filed under Rule 424 promulgated under the U.S. Securities Act relating to such seller's Registrable Securities and such other documents as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

     (d) use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such securities or blue sky laws of the states of the United States as each selling shareholder shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect (subject to the limitations in Section 6.3) except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Subsection 6.3(d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

     (e) immediately notify the Selling Shareholder, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the U.S. Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the Registration Statement or supplementation of the prospectus, and promptly thereafter prepare and furnish to such selling shareholder a reasonable number of copies of a supplement to the Selling Shareholder of such Registrable Securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the facts and circumstances then existing;

     (f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

     (g) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement and cause all such Registrable Securities to be listed on such national securities exchange or automated system on which the class of Registrable Securities is then listed; and

     (h) pay all Registration Expenses in connection with the registration of the Registrable Securities.

6.4 If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Selling Shareholders in writing of the existence of a Potential Material Event (as defined below), the Selling Shareholder shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Selling Shareholder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed thirty (30) consecutive days; provided that the Company may not postpone or suspend its obligation
            --------
     under this Section 6.4 for more than forty-five (45) days in the aggregate during any 12 month period, unless written consent to postpone or suspend the Company's obligations is provided by the Selling Shareholders holding a majority of the Registrable Securities, which consent shall not be unreasonably withheld. The Company must give the Selling Shareholders notice in writing at least two (2) trading days (in which the Shares are quoted on the NASD Over The Counter Bulletin Board) prior to the first day of the blackout period, if lawful to do so. "Potential Material Event" means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

6.5 The Undersigned will cooperate with the Company in all respects in connection with Section 6 of this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Undersigned and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities in accordance with applicable legislation.

7    GENERAL  MATTERS

7.1  Governing  Law  and  Arbitration:  This  Agreement shall be governed by and
     --------------------------------
     construed in accordance with the laws of the State of Washington. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The place of arbitration shall be King County, Washington. The parties expressly waive and forego any right to punitive, exemplary or other similar damages unless an applicable statute requires the award of such damages or that compensatory damages be increased in a specified manner. This provision is not intended to apply to any award of arbitration costs to a party to compensate for dilatory or bad faith conduct in the arbitration pursuant to this paragraph. The prevailing parties shall also be entitled to an award of reasonable attorney's fees.

7.2  Entire  Agreement:  Except  as  may  be  otherwise expressly agreed between
     -----------------
     the parties in writing, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter and there are no oral statements, warranties, representations or other agreements between the parties in connection with the subject matter except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

7.3  Assignment:  The  Undersigned  will  not  assign  their  interests  in this
     ----------
     Agreement without prior written consent of the Company. Prior to shares exchange, the Company may not assign its interests in this Agreement without prior written consent of the Undersigned.

7.4  Confidential  Information:  The  Company  and  the  Undersigned covenant to
     -------------------------
     hold in strict confidence all information obtained in connection with the transactions which are the subject matter of this Agreement. If the transactions, which are the subject matter of this Agreement, are not completed, this covenant shall continue in full force and effect. All confidentiality obligations of the Company with respect to the Undersigned, shall cease upon Closing. Notwithstanding the Closing, the Undersigned covenants to maintain as confidential all confidential information respecting the Company in the Undersigned's possession prior to Closing and all information obtained in connection with the transactions which are the subject matter of this Agreement including all information concerning the Company other than information provided to the Undersigned's personal advisers for the purpose of filing personal tax returns and other similar matters and other than as may be required to be disclosed by law and other than information that becomes generally available to the public other than as a result of a disclosure by the Undersigned or his representatives.

7.5  Non-Waiver:  No  investigations  made by or on behalf of the Company at any
     ----------
     time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto. No investigations made by or on behalf of the Undersigned at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto.

7.6  Expenses:  All  costs  and  expenses  incurred  in  connection  with  this
     --------
     Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Company shall not bear any legal, accounting or other costs incurred by the Undersigned.

7.7  Notices:  Any  notice  or  other  communication required or permitted to be
     -------
     given hereunder shall be in writing and delivered or sent by overnight mail, overnight delivery or telefax and, if telefaxed, shall be deemed to have been received on the next Business Day following transmittal and acknowledgment of receipt by the recipient's telefax machine or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices addressed to an individual shall be validly given if left on the premises indicated below. Notice of change of address shall also be governed by this Subsection 7.7. Notices shall be delivered or addressed as follows:

     (a)  If to the Company:
          MicroAccel, Inc.
          9594 First Avenue NE #545
          Seattle, WA  98115-2012

     (b) If to the Undersigned, at the address set forth on the execution page of this Agreement.

          With  copies  to:

          Dorsey  &  Whitney  LLP
          1420  Fifth  Avenue,  Suite  3400
          Seattle,  Washington  98101
          Fax  (206)  903-8820
          Attention:  Kenneth  Sam,  Esq.

     Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

7.8  Time  of  the  Essence:  Time  shall  be  of the essence of this Agreement.
     ----------------------

7.9  Further  Assurances:  Each  of  the  parties  hereto agrees promptly to do,
     -------------------
     make, execute, deliver or cause to be done, made, executed or delivered at their own expense all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement whether before or after the Closing.

7.10 Severability: If any covenant, obligation or agreement of this
      ------------
     Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.



         [The remainder of this page has intentionally been left blank.]

7.11 Counterparts:  This  Agreement  may  be  executed  in  any  number  of
     ------------
     counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first hereinabove written.

If  Undersigned  is  an  Individual:

SIGNED,  SEALED  AND  DELIVERED  by     )
MICHAEL C. WOODMAN (aka Jesse Dylan)    )
In the presence of:                     )
---------------------------------------     ------------------------------------
                                        )   Shareholder  Signature
                                        )
                                        )
/s/                                     )   Michael C. Woodman (aka Jesse Dylan)
---------------------------------------     ------------------------------------
Witness  Signature                      )   Print  Name
                                        )
                                        )
                                        )   4862 Northwood Place
                                        )   West  Vancouver,  BC  V7S  3C4
---------------------------------------     ------------------------------------
Print  Name                             )   Residential  Address
                                        )
                                        )   3,300,000 Shares
---------------------------------------     ------------------------------------
Address                                 )   Number of Shares of Network
                                        )   Lifestyle Radio Corp. Held by
                                        )   Shareholder

If Undersigned is a Corporate Entity:


637459 British Columbia Ltd.            )   222,400 Shares
---------------------------------------     ----------------------------------
Print Name of Corporate Entity          )   Number  of  Shares  of  Network
                                        )   Lifestyle  Radio Corp.  Held  by
                                        )   Shareholder
                                        )
                                        )
---------------------------------------
Authorized Signatory                    )
                                        )
                                        )
Michael C. Woodman (aka Jesse Dylan)    )
---------------------------------------
Print  Name and Title                   )
                                        )
4862 Northwood Place                    )
West  Vancouver,  BC  V7S  3C4          )
---------------------------------------
Address                                 )



NETWORK  LIFESTYLE  RADIO  CORP.              MICROACCEL,  INC.


Per:                                          Per:
    -------------------------------------         ------------------------------
    Michael C. Woodman (aka Jesse Dylan)           Suzanne  L.  Wood
    President  and  Director                       President  and  Director